U N I T E D   S T A T E S

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


              Date of Report
    (Date of earliest event reported)       October 18, 2000


               PACIFIC CENTURY FINANCIAL CORPORATION
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


         Delaware                1-6887           99-0148992
 ------------------------     ------------    -------------------
 (State of incorporation)     (Commission        (IRS Employer
                              File Number)    Identification No.)


    130 Merchant Street, Honolulu, Hawaii             96813
   ----------------------------------------         ----------
   (Address of principal executive offices)         (Zip Code)


      (Registrant's telephone number,
           including area code)             (808) 537-8037

Item 5.  Other Events

          (a)   Exhibit

                    99.1   Press Release



                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 20, 2000                PACIFIC CENTURY FINANCIAL
                                       CORPORATION


                                       /s/ Richard J. Dahl
                                           (Signature)

                                       Richard J. Dahl
                                       President & Chief
                                         Operating Officer

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549









              PACIFIC CENTURY FINANCIAL CORPORATION







                   EXHIBIT TO CURRENT REPORT ON
                   FORM 8-K DATED October 18, 2000



















                  Commission File Number 1-6887
           Pacific Century Financial Corporation Reports
           Third Quarter Net Income of $34.6 Million and
                  Earnings Per Share of 44 cents

          Board of Directors Declare Quarterly Dividend
                      of 18 Cents Per Share

                      FOR IMMEDIATE RELEASE

     HONOLULU (October 18, 2000) - Pacific Century Financial Corporation (NYSE:BOH) reported third quarter net income of $34.6 million, up 61.1 percent compared to $21.5 million for the third quarter of 1999, which reflected a pre-tax restructuring charge of $22.5 million related to the company's New Era Redesign program. Diluted earnings per share were $0.44, up 63.0 percent relative to $0.27 reported for the third quarter of 1999.

     For the third quarter of 2000, return on average assets was
0.98 percent and on a tangible basis was 1.12 percent. Return on average equity was 11.20 percent and on a tangible basis was
14.94 percent. The efficiency ratio was 62.3 percent and 59.8 percent on a tangible basis.

     For the nine-month period, Pacific Century reported earnings of $81.1 million relative to $95.4 million posted for the first nine months of 1999. Diluted earnings per share were $1.02 compared to $1.18 for the first nine months of 1999. Tangible or "cash" diluted earnings per share totaled $1.17 versus $1.32 for the same period last year.

     "The third quarter's results reflect the impact of efforts to reduce exposures in syndicated lending and continuing emphasis on asset quality," said Chairman and Chief Executive Officer Lawrence M. Johnson. "We are continuing a rigorous process for reviewing and monitoring asset quality that will strengthen the company over the long-term."

     On October 17, 2000, the Board of Directors of Pacific Century Financial Corporation declared a quarterly cash dividend of 18 cents per share on the company's outstanding shares. The dividend will be payable on December 14, 2000 to shareholders of record at the close of business on November 24, 2000.

     Key events in the third quarter:

o Pacific Century successfully completed the implementation of New Era Redesign, with results exceeding original estimates.

o The company reduced its syndicated loan portfolio by $100 million during the quarter to $1.2 billion.
     Correspondingly, commitments on syndicated loans inclusive of outstandings dropped to $3.5 billion from $3.7 billion at the end of the second quarter. Pacific Century also reduced Asian exposure to $900 million at quarter-end compared to $1.0 billion at June 30, 2000.

o The company has entered into an informal agreement or Memorandum of Understanding with its regulator, which requires various analyses, plans and reports regarding the operation and management of the company and requires regulatory consent to pay dividends, incur debt and expand its previously announced stock repurchase program. Consent has been obtained for the fourth quarter dividend and to continue the company's existing commercial paper program.

o    The search for a new CEO for Pacific Century began in August
     2000 by the company's independent Board of Directors.
     Korn/Ferry International has been retained to assist with the search.

New Era Redesign Benefits

     During the third quarter, Pacific Century successfully completed its yearlong implementation phase of New Era Redesign and exceeded the program's expectations for reducing costs and enhancing revenues. The New Era Redesign implementation process tracked and monitored 1,200 ideas for implementation. In September 1999, Pacific Century projected that the benefits from New Era would reach an annualized run-rate of $43 million in cost savings and $21 million in revenue enhancements by the end of the fourth quarter 2000. Run-rate benefits at September 30, 2000 from cost savings ideas totaled $43 million and matched the company's projected estimate. Run-rate revenue enhancements of $25 million exceeded the company's expectations.

      "We're very pleased with the results of New Era and believe its success reflects the efforts of everyone in the company to deliver on their projected targets and ensure that implementation occurred as planned," said Lawrence M. Johnson, Pacific Century Chairman & CEO. "We gained confidence early in the implementation process that New Era Redesign was producing tangible benefits and making positive contributions."

Update on Hawaii's Economy

     The outlook for Hawaii's economy continues to be positive with economists forecasting real gross state product growth between 3.0 and 3.5 percent for 2000 and 2001. The state's visitor industry grew 4.2 percent in visitor arrivals through August and is forecast to grow 4.8 percent in 2000, according to the state's Department of Business Economic Development and Tourism.

     Hotel occupancy rates were 80 percent through August 2000, representing a 5 percent increase over 1999. Other indicators of Hawaii's strengthening economy in 2000 are forecasts of job growth of 1.9 percent, unemployment of 4.0 percent and construction growth of 10 percent, all better than expected at the beginning of the year.

Net Interest Income

     Third quarter net interest income on a fully taxable equivalent basis totaled $139.6 million compared to $143.8 million for the same period in 1999. The decline in net interest income reflected the company's progress in making its balance sheet more efficient with comparable period average loan growth of $207 million being more than offset by a $435 million reduction in securities and interest bearing deposits.

     Meanwhile, net interest margin held firm for the third quarter at 4.25 percent, down only three basis points from 4.28 percent reported for the third quarter of 1999 and versus 4.27 percent for the second quarter of 2000.

Balance Sheet

     Total assets at September 30, 2000 were $13.9 billion relative to $14.5 billion at September 30, 1999 and $14.3 billion at June 30, 2000. The decline in assets reflects the company's balance sheet efficiency initiatives as well as actions taken to reduce exposure in the Asia and syndicated loan portfolios. Net loans totaled $9.2 billion compared to $9.3 billion at third quarter-end 1999 and $9.5 billion at June 30, 2000.

     Total deposits at the end of the quarter were $8.8 billion relative to $9.3 billion at September 30, 1999 and $9.1 billion at June 30, 2000. Year-over-year domestic deposits grew by 1.6 percent. Foreign deposits declined by 25.7 percent primarily due to a $350 million discretionary reduction in wholesale Eurodollar deposits (short-term borrowed funds) and approximately $200 million in currency translation adjustments. On a linked quarter basis, domestic deposits ended September 30, 2000 down 1.6 percent from June 30, 2000. Also on a linked quarter basis, foreign deposits declined 9.4 percent, again largely represented by discretionary reduction in purchased funds and currency adjustments.

Asset Quality

     The quarterly provision for loan losses totaled $20.1
million compared with $13.5 million for the same period in 1999 and $83.4 million for second quarter of 2000. The third quarter provision exceeded net charge-offs of $19.6 million.

     Gross charge-offs for the quarter were $26.6 million relative to $36.5 million for the second quarter of 2000 and $20.5 million for the like period in 1999. Commercial & Industrial charge-offs of $8.0 million were largely related to the sale of two syndicated credits totaling $6.4 million. Commercial real estate charge-offs totaled $2.8 million and was related to one Hawaii credit. Foreign charge-offs were $9.5 million with $7.1 million related to Asia, including $4.2 million to one International Trust & Investment Corporation credit in China.

     Non-performing assets, exclusive of accruing loans past due 90+ days, totaled $219.6 million, compared to $210.6 million at June 30, 2000 and $154.8 million at September 30, 1999. Non-performing assets as a percent of total loans represented 2.25 percent relative to 2.09 percent at June 30, 2000 and 1.59 percent at September 30, 1999.

     Non-accrual loans for the quarter were $214.5 million compared to $205.7 million for the second quarter of 2000 and $148.9 million for the third quarter of 1999. The increase in non-accruals was reflected in commercial real estate which totaled $86.8 million and was driven primarily by a single Hawaii credit of $19.2 million. At September 30, 2000, $39.4 million of the commercial real estate non-accruals represented credits where borrowers were current with respect to payments but were placed on non-accrual status. Foreign non-accruals declined $10.9 million, primarily reflecting charge-offs.

     The ratio of reserves to loans outstanding was 2.58 percent for the third quarter of 2000, relative to 2.53 percent for the second quarter of 2000 and 2.22 percent for the third quarter of 1999. The ratio of reserves to non-performing assets (exclusive of accruing loans past due 90+ days) was 112 percent, relative to 117 percent at June 30, 2000 and 137 percent at September 30, 1999.

Loan Portfolio Highlights

     Syndicated Loans, defined as credits of $20 million or more with three or more institutions (using shared national credit examination criteria), declined during the third quarter.

     At September 30, 2000, syndicated loans totaled $1.2 billion out of $3.5 billion in commitments versus June 30, 2000 totals of $1.3 billion in outstandings against $3.7 billion in commitments. The decline in the portfolio was driven primarily by a reduction in non-relationship loans and is consistent with the company's previously stated intention to reduce this portfolio by several hundred million dollars over time. Of the $3.5 billion in remaining commitments, approximately 58 percent represented relationship credits, while approximately 64 percent represented investment grade quality loans.

     The $65 million potential problem loan mentioned in the second quarter 2000 continues to be unresolved, but remained current at September 30, 2000.

     Commercial Real Estate Loans totaled $1.5 billion at the end of the third quarter, unchanged from June 30, 2000. Hawaii commercial real estate represented approximately $860 million (57 percent) of this segment.

Non-Interest Income

     Non-interest income, exclusive of securities transactions and extraordinary one-time items, was $61.3 million for the third quarter, up 7 percent compared to $57.3 million for the third quarter of 1999 and $62.2 million for the second quarter of 2000. The third quarter of 1999 included a $14.0 million one-time gain from the sale of a special purpose leasing company and the second quarter of 2000 included $11.9 million in non-recurring income related to the partial settlement of the company's defined benefit pension plan. The improvement in non-interest income in 2000 primarily reflects the contributions resulting from the implementation of the company's New Era Redesign program.

Non-Interest Expense

     Non-interest expense, exclusive of extraordinary one-time items, was $124.9 million, down 6 percent from $133.1 million (adjusted for restructuring charges) for the third quarter of 1999 and down 1.4 percent from $126.7 million for the second quarter of 2000. The third quarter of 1999 included a restructuring charge of $22.5 million and the second quarter of 2000 reflected reductions in incentive and profit sharing accruals of approximately $4.8 million. The improvement in non-interest expense is largely attributable to cost savings from the implementation of New Era Redesign.

Other Items

     "We continue to see progress in our asset management group and residential lending in Hawaii," noted Johnson. "The benefits from growth in these segments validates initiatives introduced in the mid-1990s to become more customer-focused and sales oriented in our delivery of products and services."

     The company's asset management business totaled $8.0 billion in discretionary assets compared to $7.6 billion at yearend 1999. The growing recognition of the company's asset management capability by the institutional marketplace, such as Corporate, Governmental, Taft Hartley and other accounts coupled with an increasing retail market presence has contributed to earnings. Pacific Century's combined trust and asset management business at September 30, 2000 totaled $13.2 billion in assets under administration.

     The company continues to maintain its dominant presence in Hawaii residential lending. Pacific Century's market share of loan originations is approximately 21 percent. The loan servicing portfolio is approximately $5.0 billion, compared to $4.6 billion at yearend 1999.

Guidance for the remainder of 2000 and outlook for 2001

Balance Sheet Guidance

o As the company discussed in the second quarter of 2000, business methods and risk profile changes in our Asia and syndicated loan markets have resulted in our decision to reduce exposure to each of those segments.

o Exposure in Asia ended the third quarter at $900 million, relative to $1.0 billion at June 30, 2000 and $1.2 billion at yearend 1999. Current exposure is approximately in line with target levels.

o Syndicated loan exposure ended the third quarter at $3.5 billion in commitments, down $200 million from $3.7 billion at June 30, 2000 and down approximately $400 million from yearend 1999. Our objective is to continue to lower our syndicated loan outstanding exposure to approximately $1.0 billion in loans outstanding over a reasonable period of time, with most of the reduction expected to be in the non-relationship segment of the portfolio.

Earnings Guidance

o    Currently, analysts' earnings estimates for Pacific
     Century's fourth quarter 2000 and full year 2001 are significantly higher than the results of the just ended quarter would support. In large measure differences in estimates are reflected in net interest income and loan loss provisioning.

o The company believes the third quarter 2000 financial statements to be a better proxy for estimating future results than existing analyst earnings models. Actions taken to improve asset quality and reduce our syndicated loan exposure are partially reflected in the third quarter results. Additional reductions in exposure are contemplated, making net growth in earning assets (and net interest income) challenging over the near term.

o Likewise, the company suggests that analysts use the third quarter results to estimate loan loss provisioning for the fourth quarter. For 2001 our objective will be to limit net charge-offs and provisioning to $50 - $60 million.

Share Repurchase

o No shares of Pacific Century common stock were repurchased in the third quarter due to asset quality trends evidenced in the second quarter. On October 17, 2000 Pacific Century's board of directors reaffirmed existing repurchase authorizations to offset shares issued under the company's dividend reinvestment and other benefit plans and to repurchase up to 300,000 shares (or up to $6 million) per quarter. Pacific Century expects to repurchase shares under the terms of the authorization.

     Pacific Century Financial Corporation is a regional financial services holding company with locations throughout the Pacific region. Pacific Century and its subsidiaries provide varied financial services to businesses, governments and consumers in four principal markets: Hawaii, the West and South Pacific, Asia and selected markets on the U.S. Mainland. Pacific Century's principal subsidiary, Bank of Hawaii, is the largest commercial bank in the state of Hawaii.


Forward-Looking Statements
This press release contains forward-looking information. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risk and uncertainties, many of which are beyond the Company's control. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate and actual results may differ from those contained in or implied by such forward-looking statements for a variety of reasons. Factors which might cause such a difference include, but are not limited to, competitor pressures in the banking and financial services industry increase significantly, particularly in connection with product delivery and pricing; business disruption related to implementation of New Era Redesign programs or methodologies; inability to achieve expected customer acceptance of revised pricing structure and strategies; general economic conditions in the geographic areas where the Company operated are weaker than expected; deterioration of credit quality may cause higher level of provisioning; continued increase to interest rates may put additional pressure on those weaker obligors in servicing their debt which in turn may cause further deterioration to the portfolio; continued weakness in the syndicated national credit market creating greater difficulty for companies to create, find or roll over credit facilities; increased volatility in Asia or the Pacific either politically or economically; economic recovery in Hawaii slows because of U. S. Mainland economic slowdown which may restrict our ability to grow our relationship portfolio as originally forecasted; the need to maintain market competitiveness may require much higher levels of capital expenditures than originally forecasted; higher oil prices reducing tourism; loss of confidence by customers/borrowers/depositors erodes funding and asset base; loss of staff confidence creating higher rates of turnover and the consequent ability to attract new staff may cause a higher than expected increase to non-interest expense. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect events or circumstance after the date of such statements.

Highlights                                  Pacific Century Financial Corporation and subsidiaries
---------------------------------------------------------------------------------------------------
(in thousands of dollars except per share amounts)
                                                                                       Percentage
Earnings Highlights and Performance Ratios                         2000         1999       Change
---------------------------------------------------------------------------------------------------
Three Months Ended September 30
   Net Income                                                   $34,603      $21,479         61.1%
   Basic Earnings Per Share                                        0.44         0.27         63.0%
   Diluted Earnings Per Share                                      0.44         0.27         63.0%
   Cash Dividends                                                14,302       13,655

   Return on Average Assets                                        0.98%        0.59%
   Return on Average Equity                                       11.20%        7.01%
   Net Interest Margin                                             4.25%        4.28%
   Efficiency Ratio                                               62.26%       72.44%

Nine Months Ended September 30
   Net Income                                                   $81,075      $95,358        -15.0%
   Basic Earnings Per Share                                        1.02         1.19        -14.3%
   Diluted Earnings Per Share                                      1.02         1.18        -13.6%
   Cash Dividends                                                42,147       40,991

   Return on Average Assets                                        0.77%        0.87%
   Return on Average Equity                                        8.85%       10.55%
   Net Interest Margin                                             4.27%        4.27%
   Efficiency Ratio                                               60.49%       68.25%


Summary of Results Excluding the Effect of Intangibles (a)
---------------------------------------------------------------------------------------------------
Three Months Ended September 30
   Net Income                                                   $38,806      $25,887         49.9%
   Basic Earnings per Share                                       $0.49        $0.32         53.1%
   Diluted Earnings per Share                                     $0.49        $0.32         53.1%
   Return on Average Assets                                        1.12%        0.72%
   Return on Average Equity                                       14.94%       10.25%
   Efficiency Ratio                                               59.83%       70.04%

Nine Months Ended September 30
   Net Income                                                   $93,690     $107,430        -12.8%
   Basic Earnings per Share                                       $1.18        $1.34        -11.9%
   Diluted Earnings per Share                                     $1.17        $1.32        -11.4%
   Return on Average Assets                                        0.90%        0.99%
   Return on Average Equity                                       12.23%       14.45%
   Efficiency Ratio                                               58.12%       66.03%

(a) Intangibles include goodwill, core deposit and trust intangibles, and other intangibles.

                                                           September 30 September 30   Percentage
Statement of Condition Highlights and Performance Ratios           2000         1999       Change
--------------------------------------------------------------------------------------------------
Total Assets                                                $13,939,861  $14,505,361         -3.9%
Net Loans                                                     9,233,476    9,321,477         -0.9%
Total Deposits                                                8,820,668    9,290,389         -5.1%
Total Shareholders' Equity                                    1,250,069    1,208,499          3.4%

Book Value Per Common Share                                      $15.72       $15.05
Loss Reserve / Loans Outstanding                                   2.58%        2.22%
Average Equity / Average Assets                                    8.65%        8.25%

Common Stock Price Range                                           High          Low
     1999 ....................................                   $24.94       $17.38
     2000 First Quarter.................                         $20.38       $14.35
          Second Quarter...........                              $23.19       $14.63
          Third Quarter...............                           $17.50       $13.13
--------------------------------------------------------------------------------------------------


                     Corporate Offices:                    Inquiries:
                     Financial Plaza of the Pacific        David A. Houle
                     130 Merchant Street                   Executive Vice President, Treasurer
                     Honolulu, Hawaii  96813               and Chief Financial Officer
                                                           (808) 537-8288


Consolidated Statements of Income (Unaudited)        Pacific Century Financial Corporation and subsidiaries
------------------------------------------------------------------------------------------------------------
                                                             3 Months    3 Months     9 Months     9 Months
                                                                Ended       Ended        Ended        Ended
                                                              Sept 30     Sept 30      Sept 30      Sept 30
(in thousands of dollars except per share amounts)               2000        1999         2000         1999
------------------------------------------------------------------------------------------------------------
Interest Income
  Interest on Loans                                          $192,749    $173,414     $558,735     $521,050
  Loan Fees                                                     7,679       8,792       24,902       30,090
  Income on Lease Financing                                     9,935       7,035       27,661       21,751
  Interest and Dividends on Investment Securities
    Taxable                                                    12,943      14,657       40,500       43,248
    Non-taxable                                                   241         268          763          820
  Income on Investment Securities Available for Sale           41,772      42,808      123,966      126,508
  Interest on Deposits                                          3,319       5,700       10,917       20,391
  Interest on Security Resale Agreements                           55          70           71          238
  Interest on Funds Sold                                          577         223        1,535        4,374
------------------------------------------------------------------------------------------------------------

    Total Interest Income                                     269,270     252,967      789,050      768,470
Interest Expense
  Interest on Deposits                                         73,162      63,916      212,440      193,703
  Interest on Security Repurchase Agreements                   26,941      21,812       75,915       70,621
  Interest on Funds Purchased                                   8,960       9,975       25,321       31,486
  Interest on Short-Term Borrowings                             4,739       2,213       15,785        8,783
  Interest on Long-Term Debt                                   16,164      11,598       42,171       32,180
------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                    129,966     109,514      371,632      336,773
------------------------------------------------------------------------------------------------------------
Net Interest Income                                           139,304     143,453      417,418      431,697
Provision for Loan Losses                                      20,145      13,500      117,074       40,038
------------------------------------------------------------------------------------------------------------

Net Interest Income After Provision for Loan Losses           119,159     129,953      300,344      391,659
Non-Interest Income
  Trust Income                                                 15,874      14,670       49,078       44,653
  Service Charges on Deposit Accounts                          10,074       8,638       29,811       25,708
  Fees, Exchange, and Other Service Charges                    22,714      21,956       66,926       66,572
  Other Operating Income                                       12,676      26,061       41,348       50,510
  Gain on Settlement of Pension Obligation                          0           0       11,900            0
  Investment Securities Gains (Losses)                            (82)         77         (315)       8,742
------------------------------------------------------------------------------------------------------------

    Total Non-Interest Income                                  61,256      71,402      198,748      196,185
Non-Interest Expense
  Salaries                                                     45,220      50,768      137,227      152,093
  Pensions and Other Employee Benefits                         12,303      13,437       37,721       43,387
  Net Occupancy Expense                                        12,577      11,560       36,873       35,638
  Net Equipment Expense                                        13,365      12,380       37,498       36,192
  Other Operating Expense                                      41,350      44,889      123,301      132,389
  Restructuring Charge                                              0      22,478            0       22,478
  Minority Interest                                               110          81          286          384
------------------------------------------------------------------------------------------------------------
    Total Non-Interest Expense                                124,925     155,593      372,906      422,561
------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                     55,490      45,762      126,186      165,283
Provision for Income Taxes                                     20,887      24,283       45,111       69,925
------------------------------------------------------------------------------------------------------------

Net Income                                                    $34,603     $21,479      $81,075      $95,358
============================================================================================================

Basic Earnings Per Share                                        $0.44       $0.27        $1.02        $1.19
Diluted Earnings Per Share                                      $0.44       $0.27        $1.02        $1.18
Dividends Declared Per Share                                    $0.18       $0.17        $0.53        $0.51
Basic Weighted Average Shares                              79,455,040  80,274,350   79,566,807   80,332,150
Diluted Weighted Average Shares                            79,525,474  80,860,870   79,791,250   81,116,106
============================================================================================================


Consolidated Statements of Condition (Unaudited)     Pacific Century Financial Corporation and subsidiaries
------------------------------------------------------------------------------------------------------------
                                                                      September 30 December 31 September 30
(in thousands of dollars)                                                    2000         1999         1999
------------------------------------------------------------------------------------------------------------
Assets
Interest-Bearing Deposits                                                $185,312     $278,473     $410,497
Investment Securities - Held to Maturity
 (Market Value of $714,920, $787,720 and $815,416, respectively)          716,392      796,322      816,728
Investment Securities - Available for Sale                              2,484,482    2,542,232    2,625,545
Securities Purchased Under Agreements to Resell                             5,560            0        4,103
Funds Sold                                                                 28,323       52,740       40,726
Loans                                                                   9,750,661    9,717,556    9,746,581
  Unearned Income                                                        (272,219)    (242,503)    (213,798)
  Reserve for Loan Losses                                                (244,966)    (194,205)    (211,306)
------------------------------------------------------------------------------------------------------------
    Net Loans                                                           9,233,476    9,280,848    9,321,477
------------------------------------------------------------------------------------------------------------
    Total Earning Assets                                               12,653,545   12,950,615   13,219,076
Cash and Non-Interest Bearing Deposits                                    438,312      639,895      417,142
Premises and Equipment                                                    251,240      271,728      281,512
Customers' Acceptance Liability                                            10,956        7,236       10,797
Accrued Interest Receivable                                                86,109       78,974       77,915
Other Real Estate                                                           5,128        4,576        5,874
Intangibles, including Goodwill                                           194,418      205,904      211,609
Other Assets                                                              300,153      281,387      281,436
------------------------------------------------------------------------------------------------------------
    Total Assets                                                      $13,939,861  $14,440,315  $14,505,361
============================================================================================================

Liabilities
Domestic Deposits
  Demand - Non-Interest Bearing                                        $1,626,426   $1,676,425   $1,683,210
                 - Interest Bearing                                     2,039,325    2,076,358    2,059,662
  Savings                                                                 671,437      700,720      712,968
  Time                                                                  2,801,947    2,761,650    2,570,112
Foreign Deposits
  Demand - Non-Interest Bearing                                           343,828      401,613      437,110
  Time Due to Banks                                                       571,576      597,675      679,344
  Other Savings and Time                                                  766,129    1,179,777    1,147,983
------------------------------------------------------------------------------------------------------------
    Total Deposits                                                      8,820,668    9,394,218    9,290,389
Securities Sold Under Agreements to Repurchase                          1,791,983    1,490,655    1,916,747
Funds Purchased                                                           377,069      839,962      628,212
Short-Term Borrowings                                                     365,407      458,962      335,416
Bank's Acceptances Outstanding                                             10,956        7,236       10,797
Accrued Retirement Expense                                                 37,796       40,360       41,494
Accrued Interest Payable                                                   80,792       64,588       60,138
Accrued Taxes Payable                                                      97,597       85,022       90,380
Minority Interest                                                           4,154        4,435        4,587
Other Liabilities                                                         103,634      114,890      123,888
Long-Term Debt                                                            999,736      727,657      794,814
------------------------------------------------------------------------------------------------------------
    Total Liabilities                                                  12,689,792   13,227,985   13,296,862


Shareholders' Equity

Common Stock ($.01 par value), authorized 500,000,000 shares;
    issued / outstanding;  September 2000 - 80,556,883 /79,503,301;
    December 1999 - 80,550,728 / 80,036,417; September 1999 - 80,550,1        806          806          806
Capital Surplus                                                           346,016      345,851      345,477
Accumulated Other Comprehensive Income                                    (56,620)     (66,106)     (52,525)
Retained Earnings                                                         979,007      942,177      919,664
Treasury Stock, at Cost - (September 2000 - 1,053,582; December 1999 - 514,311
     and September 1999 - 241,994 shares)                                 (19,140)     (10,398)      (4,923)
------------------------------------------------------------------------------------------------------------
    Total Shareholders' Equity                                          1,250,069    1,212,330    1,208,499
------------------------------------------------------------------------------------------------------------
    Total Liabilities and Shareholders' Equity                        $13,939,861  $14,440,315  $14,505,361
============================================================================================================

Pacific Century Financial Corporation and subsidiaries
Consolidated Statements of Shareholders' Equity (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Accumulated
                                                                                           Other
                                                                 Common     Capital Comprehensive   Retained Treasury Comprehensive
(in thousands of dollars)                             Total       Stock     Surplus       Income    Earnings    Stock        Income
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                     $1,212,330        $806    $345,851     ($66,106)   $942,177 ($10,398)
Comprehensive Income
     Net Income                                      81,075           0        -            -         81,075     -          $81,075
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment             9,960           0           0        9,960           0     -            9,960
         Foreign Currency Translation Adjustment       (474)          0           0         (474)          0     -             (474)
                                                                                                                       ------------

     Total Comprehensive Income                                                                                             $90,561
                                                                                                                       ============

Common Stock Issued
   62,102 Profit Sharing Plan                         1,096           0          18            0        (167)   1,245
  195,094 Stock Option Plan                           2,610           0           0            0      (1,500)   4,110
  142,421 Dividend Reinvestment Plan                  2,481           0          52            0        (431)   2,860
    4,973 Directors' Restricted Shares and
               Deferred Compensation Plan                95           0          95            0           0        0
Treasury Stock Purchased                            (16,957)          0           0            0           0  (16,957)
Cash Dividends Paid                                 (42,147)          0           0            0     (42,147)       0
----------------------------------------------------------------------------------------------------------------------
Balance at September 30, 2000                    $1,250,069        $806    $346,016     ($56,620)   $979,007 ($19,140)
======================================================================================================================

Balance at December 31, 1998                     $1,185,594        $805    $342,932     ($22,476)   $867,852  ($3,519)
Comprehensive Income
     Net Income                                      95,358           0        -            -         95,358     -          $95,358
     Other Comprehensive Income, Net of Tax
         Investment Securities, Net of
              Reclassification Adjustment           (28,231)          0           0      (28,231)          0     -          (28,231)
         Foreign Currency Translation Adjustment     (1,818)          0           0       (1,818)          0     -           (1,818)
                                                                                                                         -----------
     Total Comprehensive Income                                                                                             $65,309
                                                                                                                         ===========
Common Stock Issued
   37,419 Profit Sharing Plan                           736           0           3            0         (70)     803
  318,672 Stock Option Plan                           5,843           0       2,265            0      (2,288)   5,866
  154,515 Dividend Reinvestment Plan                  3,204           1         137            0        (197)   3,263
    6,595 Directors' Restricted Shares and
               Deferred Compensation Plan               140           0         140            0           0        0
Treasury Stock Purchased                            (11,336)          0           0            0           0  (11,336)
Cash Dividends Paid                                 (40,991)          0           0            0     (40,991)       0
-----------------------------------------------------------------------------------------------------------------------------------
Balance at September 30, 1999                    $1,208,499        $806    $345,477     ($52,525)   $919,664  ($4,923)
===================================================================================================================================

Consolidated Average Balances and Interest Rates Taxable Equivalent (Unaudited)
------------------------------------------------------------------------------------------------
                                                Three Months Ended        Three Months Ended
                                                September 30, 2000        September 30, 1999
                                              Average Income/Yield/     Average Income/  Yield/
(in millions of dollars)                      Balance Expense  Rate     Balance Expense    Rate
------------------------------------------------------------------------------------------------
Earning Assets
  Interest Bearing Deposits                    $197.3   $3.3   6.69%     $348.5    $5.7    6.49%
  Investment Securities Held to Maturity
    -Taxable                                    711.7   12.9   7.23       804.8    14.7    7.23
    -Tax-Exempt                                   8.3    0.4  17.70        11.7     0.4   14.04
  Investment Securities Available for Sale    2,490.2   41.8   6.67     2,677.5    42.8    6.31
  Funds Sold                                     38.8    0.6   6.48        38.9     0.5    5.57
  Net Loans
    -Domestic                                 8,193.4  177.6   8.62     7,692.0   154.6    7.98
    -Foreign                                  1,435.2   25.2   7.00     1,729.7    25.8    5.92
  Loan Fees                                              7.7                        8.8
                                             ---------------------------------------------------
    Total Earning Assets                     13,074.9  269.5   8.20    13,303.1   253.3    7.55
Cash and Due From Banks                         418.2                     425.2
Other Assets                                    523.6                     655.2
                                             --------                  --------
    Total Assets                            $14,016.7                 $14,383.5
                                            =========                 =========
Interest Bearing Liabilities
  Domestic Dep- Demand                       $2,043.7   11.9   2.31    $2,128.8    12.3    2.30
              - Savings                         680.4    3.5   2.03       720.5     3.7    2.03
              - Time                          2,799.4   40.3   5.73     2,492.7    29.4    4.68
                                            ---------------------------------------------------
    Total Domestic                            5,523.5   55.7   4.01     5,342.0    45.4    3.37
  Foreign Deposits
    - Time Due to Banks                         552.6    8.5   6.13       606.7     8.1    5.27
    - Other Time and Savings                    821.4    9.0   4.36     1,175.7    10.4    3.52
                                            ----------------------------------------------------
    Total Foreign                             1,374.0   17.5   5.07     1,782.4    18.5    4.11
                                            ----------------------------------------------------
    Total Interest Bearing Deposits           6,897.5   73.2   4.22     7,124.4    63.9    3.56
Short-Term Borrowings                         2,599.4   40.6   6.22     2,837.3    34.0    4.75
Long-Term Debt                                  963.4   16.1   6.67       732.3    11.6    6.28
                                            ----------------------------------------------------
    Total Interest Bearing Liabilities       10,460.3  129.9   4.94    10,694.0   109.5    4.06
                                            ----------------------------------------------------
Net Interest Income                                    139.6                      143.8
Interest Rate Spread                                           3.26%                       3.49%
Net Interest Margin                                            4.25%                       4.28%
Demand Deposit- Domestic                      1,619.8                   1,633.7
              - Foreign                         345.6                     438.6
                                            ----------                -----------
Total Demand Deposits                         1,965.4                   2,072.3
Other Liabilities                               361.6                     401.2
Shareholders' Equity                          1,229.4                   1,216.0
                                           -----------                -----------
    Total Liabilities and
       Shareholders' Equity                 $14,016.7                 $14,383.5
                                           ===========                ===========


Provision for Loan Losses                               20.1                       13.5
Net Overhead                                            63.7                       84.2
                                                       ------                     ------
Income Before Income Taxes                              55.8                       46.1
Provision for Income Taxes                              20.9                       24.3
Tax-Equivalent Adjustment                                0.3                        0.1
                                                       ------                     ------
Net Income                                             $34.6                      $21.7
                                                       ======                     ======

Consolidated Average Balances and Interest Rates Taxable Equivalent (Unaudited)
------------------------------------------------------------------------------------------------
                                               Nine Months Ended           Nine Months Ended
                                               September 30, 2000          September 30, 1999
                                              Average Income/Yield/     Average Income/  Yield/
(in millions of dollars)                      Balance Expense  Rate     Balance Expense    Rate
------------------------------------------------------------------------------------------------
Earning Assets
  Interest Bearing Deposits                    $216.4  $10.9   6.74%     $424.2   $20.4    6.43%
  Investment Securities Held to Maturity
    -Taxable                                    736.8   40.5   7.34       808.9    43.2    7.15
    -Tax-Exempt                                   8.9    1.2  17.67        11.7     1.3   14.44
  Investment Securities Available for Sale    2,510.6  124.0   6.60     2,735.4   126.5    6.18
  Funds Sold                                     35.3    1.6   6.07       125.2     4.9    5.20
  Net Loans
    -Domestic                                 8,065.7  511.5   8.47     7,721.9   461.6    7.99
    -Foreign                                  1,517.6   75.2   6.62     1,706.8    81.2    6.36
  Loan Fees                                             24.9                       30.1
------------------------------------------------------------------------------------------------
    Total Earning Assets                     13,091.3  789.8   8.06    13,534.1   769.2    7.60
Cash and Due From Banks                         456.1                     475.6
Other Assets                                    597.7                     648.5
                                            ----------                ----------
    Total Assets                            $14,145.1                 $14,658.2
                                            ==========                ==========

Interest Bearing Liabilities
  Domestic Dep- Demand                       $2,085.6   36.4   2.33    $2,146.0    36.4    2.27
              - Savings                         690.6   10.5   2.03       728.0    11.0    2.03
              - Time                          2,769.5  111.8   5.39     2,534.0    90.9    4.80
                                            ----------------------------------------------------
    Total Domestic                            5,545.7  158.7   3.82     5,408.0   138.3    3.42
  Foreign Deposits
    - Time Due to Banks                         487.7   21.7   5.95       646.7    25.0    5.17
    - Other Time and Savings                  1,024.9   32.0   4.18     1,163.7    30.4    3.49
                                            ----------------------------------------------------
    Total Foreign                             1,512.6   53.7   4.75     1,810.4    55.4    4.09
                                            ----------------------------------------------------
    Total Interest Bearing Deposits           7,058.3  212.4   4.02     7,218.4   193.7    3.59
Short-Term Borrowings                         2,651.2  117.0   5.90     3,118.3   110.9    4.75
Long-Term Debt                                  848.3   42.2   6.64       665.2    32.2    6.47
                                            ----------------------------------------------------
    Total Interest Bearing Liabilities       10,557.8  371.6   4.70    11,001.9   336.8    4.09
                                            ----------------------------------------------------
Net Interest Income                                    418.2                      432.4
Interest Rate Spread                                           3.36%                       3.51%
Net Interest Margin                                            4.27%                       4.27%
Demand Deposit- Domestic                      1,649.9                   1,649.2
              - Foreign                         376.9                     427.6
                                             ---------                 ---------
Total Demand Deposits                         2,026.8                   2,076.8
Other Liabilities                               336.6                     370.8
Shareholders' Equity                          1,223.9                   1,208.7
                                             ---------                ----------
    Total Liabilities and
      Shareholders' Equity                  $14,145.1                 $14,658.2
                                            ==========                ==========

Provision for Loan Losses                              117.1                       40.0
Net Overhead                                           174.2                      226.4
                                                      -------                    -------
Income Before Income Taxes                             126.9                      166.0
Provision for Income Taxes                              45.1                       69.9
Tax-Equivalent Adjustment                                0.7                        0.7
                                                      -------                    -------
Net Income                                             $81.1                      $95.4
                                                      =======                    =======

Pacific Century Financial Corporation and subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More           (Unaudited)
-----------------------------------------------------------------------------------------------------

                              Sep 30  Jun 30  Mar 31  Dec 31  Sep 30  Jun 30  Mar 31  Dec 31  Sep 30
(in millions of dollars)        2000    2000    2000    1999    1999    1999    1999    1998    1998
-----------------------------------------------------------------------------------------------------
Non-Accrual Loans
 Commercial and Industrial     $49.0   $52.7   $20.1   $23.7   $31.7   $37.5   $39.1   $28.2   $24.0
 Real Estate
  Construction                   8.1     8.0     0.9     1.1     2.1     0.8     3.1     2.9     4.4
  Commercial                    86.8    62.2    18.2    19.0    20.8    17.2    18.7     5.4     6.7
  Residential                   22.0    23.2    23.2    29.7    33.1    35.2    37.6    36.4    35.9
 Installment                     0.1     0.1     0.5     0.5     0.7     0.8     0.5     0.8     0.9
 Leases                          0.2     0.3     3.7     3.9     4.8     4.4     4.5     0.7     0.8
                              -----------------------------------------------------------------------
     Total Domestic            166.2   146.5    66.6    77.9    93.2    95.9   103.5    74.4    72.7
 Foreign                        48.3    59.2    65.2    67.4    55.7    47.5    53.6    57.5    67.9
                              -----------------------------------------------------------------------

      Subtotal                 214.5   205.7   131.8   145.3   148.9   143.4   157.1   131.9   140.6

Foreclosed Real Estate
 Domestic                        4.9     4.6     4.3     4.3     5.6     5.8     6.1     5.5    10.8
 Foreign                         0.2     0.3     0.3     0.3     0.3     0.2     0.1     0.1     0.1
                              -----------------------------------------------------------------------

      Subtotal                   5.1     4.9     4.6     4.6     5.9     6.0     6.2     5.6    10.9
                              -----------------------------------------------------------------------

  Total Non-Performing Assets  219.6   210.6   136.4   149.9   154.8   149.4   163.3   137.5   151.5
                              -----------------------------------------------------------------------


Accruing Loans Past Due 90 Days or More
 Commercial and Industrial       2.2     4.7     6.7     5.9     6.2     3.9     4.3     0.4     7.3
 Real Estate
  Construction                   0.1     0.0     0.0     0.0     0.5     0.2     0.2     0.4     0.6
  Commercial                     4.9     2.0     2.1     1.9     2.4     0.2     0.4     0.0     0.8
  Residential                    7.2     3.5     5.0     4.0     2.8     3.7     3.5     4.5     4.8
 Installment                     4.6     4.0     4.7     4.5     4.5     5.2     6.9     7.3     6.6
 Leases                          0.1     1.5     1.4     1.2     0.2     0.0     0.1     0.3     0.1
                              -----------------------------------------------------------------------
     Total Domestic             19.1    15.7    19.9    17.5    16.6    13.2    15.4    12.9    20.2
 Foreign                         1.5     1.3     3.2     1.0     5.0     8.2     6.3     7.9     7.1
                              -----------------------------------------------------------------------

      Subtotal                  20.6    17.0    23.1    18.5    21.6    21.4    21.7    20.8    27.3
                              -----------------------------------------------------------------------

  Total                       $240.2  $227.6  $159.5  $168.4  $176.4  $170.8  $185.0  $158.3  $178.8
                              =======================================================================
-----------------------------------------------------------------------------------------------------
Ratio of Non-Performing Assets
 to Total Loans                 2.25%   2.09%   1.39%   1.54%   1.59%   1.55%   1.69%   1.40%   1.59%
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

Ratio of Non-Performing Assets
 and Accruing Loans Past Due
 90 Days or More to Total Loan  2.46%   2.26%   1.63%   1.73%   1.81%   1.78%   1.92%   1.61%   1.87%
-----------------------------------------------------------------------------------------------------

Pacific Century Financial Corporation and subsidiaries
Summary of Loan Loss Experience
----------------------------------------------------------------------------------------------------
                                               Third      Second       First  First Nine  First Nine
                                             Quarter     Quarter     Quarter      Months      Months
(in millions of dollars)                        2000        2000        2000        2000        1999
-----------------------------------------------------------------------------------------------------
Average Amount of Loans Outstanding         $9,628.6    $9,636.9    $9,484.1    $9,583.3    $9,428.7
-----------------------------------------------------------------------------------------------------
Balance of Reserve for Loan Losses
   at Beginning of Period                     $246.6      $195.4      $194.2      $194.2      $211.3
Loans Charged-Off
   Commercial and Industrial                     8.0         8.3         1.4        17.7        15.7
   Real Estate
     Construction                                0.0         0.5         0.0         0.5         0.2
     Commercial                                  2.8         7.6         3.9        14.3         2.3
     Residential                                 1.5         1.3         2.4         5.2         5.6
   Installment                                   4.6         5.2         4.7        14.5        19.1
   Leases                                        0.2         0.2         0.0         0.4         0.2
-----------------------------------------------------------------------------------------------------
       Total Domestic                           17.1        23.1        12.4        52.6        43.1
   Foreign                                       9.5        13.4         3.7        26.6        17.6
-----------------------------------------------------------------------------------------------------
Total Charged-Off                               26.6        36.5        16.1        79.2        60.7
Recoveries on Loans Previously Charged-Off
   Commercial and Industrial                     2.2         1.2         1.7         5.1        12.9
   Real Estate
     Construction                                0.0         0.0         0.0         0.0         0.0
     Commercial                                  0.1         0.1         0.1         0.3         1.0
     Residential                                 0.3         0.2         0.5         1.0         0.2
   Installment                                   1.7         1.9         1.7         5.3         5.6
-----------------------------------------------------------------------------------------------------
        Total Domestic                           4.3         3.4         4.0        11.7        19.7
   Foreign                                       2.7         0.2         0.8         3.7         4.0
-----------------------------------------------------------------------------------------------------
Total Recoveries                                 7.0         3.6         4.8        15.4        23.7
-----------------------------------------------------------------------------------------------------
Net Charge-Offs                                (19.6)      (32.9)      (11.3)      (63.8)      (37.0)
Provision Charged to Operating Expenses         20.2        83.4        13.5       117.1        40.1
Other Net Additions (Reductions)*               (2.2)        0.7        (1.0)       (2.5)       (3.1)
-----------------------------------------------------------------------------------------------------
Balance at End of Period                      $245.0      $246.6      $195.4      $245.0      $211.3
=====================================================================================================
Ratio of Net Charge-Offs to
  Average Loans Outstanding  (annualized)       0.81%       1.37%       0.48%       0.89%       0.52%
-----------------------------------------------------------------------------------------------------
Ratio of Reserve to Loans Outstanding           2.58%       2.53%       2.05%       2.58%       2.22%
-----------------------------------------------------------------------------------------------------
* Includes balance transfers, reserves acquired, and foreign currency translation adjustments.

Pacific Century Financial Corporation and subsidiaries
Quarterly Summary of Selected Consolidated Financial Data
------------------------------------------------------------------------------------------------------------------------------------
                                                     Sep. 30     Jun. 30     Mar. 31     Dec. 31    Sept. 30     Jun. 30     Mar. 31
(in millions of dollars except per share amounts)       2000        2000        2000        1999        1999        1999        1999
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Totals
Total Assets                                       $13,939.9   $14,294.6   $14,250.4   $14,440.3   $14,505.4   $14,551.5   $14,928.3
Net Loans                                            9,233.5     9,497.4     9,346.5     9,280.8     9,321.5     9,181.7     9,208.1
Deposits                                             8,820.7     9,109.1     9,143.1     9,394.2     9,290.4     9,286.2     9,434.4
Long-Term Debt                                         999.7       902.2       805.7       727.7       794.8       654.8       675.6
Shareholders' Equity                                 1,250.1     1,209.4     1,225.9     1,212.3     1,208.5     1,214.2     1,207.6


Quarterly Operating Results
Net Interest Income                                   $139.3      $138.6      $139.5      $143.0      $143.5      $144.4      $143.8
Provision for Loan Losses                               20.1        83.4        13.5        20.9        13.5        13.9        12.6
Non-Interest Income                                     61.3        73.6        63.9        69.4        71.4        63.6        61.2
Non-Interest Expense                                   124.9       121.9       126.1       131.2       155.6       132.1       134.8
Net Income                                              34.6         6.7        39.8        37.6        21.5        38.5        35.4

Basic Earnings Per Share                               $0.44       $0.08       $0.50       $0.47       $0.27       $0.48       $0.44
Diluted Earnings Per Share                             $0.44       $0.08       $0.50       $0.47       $0.27       $0.47       $0.44

Return on Average Assets                                0.98%       0.19%       1.13%       1.04%       0.59%       1.05%      0.96%
Return on Average Equity                               11.20%       2.19%      13.19%      12.29%       7.01%      12.72%     12.00%
Efficiency Ratio                                       62.26%      57.31%      62.06%      63.32%      72.44%      65.67%     66.37%
Normalized Efficiency Ratio (1)                         0.00        0.00        0.00        0.00       61.98%       0.00        0.00

Excluding the Effects of Intangibles (2)
   Net Income                                          $38.8       $11.0       $43.9       $42.3       $25.9       $42.3       $39.3
   Basic Earnings Per Share                            $0.49       $0.14       $0.55       $0.53       $0.32       $0.53       $0.49
   Diluted Earnings Per Share                          $0.49       $0.14       $0.55       $0.52       $0.32       $0.52       $0.48
   Return on Average Assets                             1.12%       0.32%       1.26%       1.19%       0.72%       1.18%      1.08%
   Return on Average Equity                            14.94%       4.30%      17.54%      16.69%      10.25%      17.01%     16.21%
   Efficiency Ratio                                    59.83%      54.96%      59.73%      60.59%      70.04%      63.53%     64.25%
   Normalized Efficiency Ratio (1)                      0.00        0.00        0.00        0.00       59.57%       0.00        0.00


(1) Excludes impact of $22.5 million restructuring charge in 1999's Third Quarter.
(2) Intangibles include goodwill, core deposit and trust intangibles, and other intangibles.